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Kandi Technologies

First Quarter 2016 Financial Results

May 10, 2016

C O R P O R A T E   P A R T I C I P A N T S

Hu Xiaoming, Chairman, Chief Executive Officer

Henry Wang, Chief Financial Officer

 Kewa Luo, Manager, Investor Relations

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Steve Miller, private investor

Arthur Porcari, Corporate Strategies

Robert Lampert, private investor

Ted Schwartz, TAS Associates

John Moore, private investor

Michael Fearenow, Focus Tech Investments

Frank Blatterman, private investor

Harold Gaborit, private investor

Joe Kreimer, private investor

Walter Hill, Carty & Company

Larry Kaye, Tebiz

P R E S E N T A T I O N

Operator:

Good day and welcome to the Kandi Technologies First Quarter 2016 Financial Results call and webcast. All participants will be in a listen-only mode. Should you need assistance, please signal a Conference Specialist by pressing the star key, followed by zero. After today’s presentation, there will be an opportunity to ask questions. To ask a question, you may press star, then one on a touchtone phone. To withdraw your question, please press star, then two. Please note this event is being recorded.

I would now like to turn the conference over to Kewa Luo. Please go ahead.

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Kewa Luo:

Thank you, Operator. Hello everyone and welcome to Kandi Technologies Group’s First Quarter 2016 Earnings conference call. The Company distributed its earnings press release earlier today at 7:00 am and you can find a copy on Kandi’s website at www.kandivehicle.com.

With us today are Kandi’s Founder, Chairman and Chief Executive Officer, Mr. Hu Xiaoming; and Chief Financial Officer, Mr. Henry Wang. Both will deliver prepared remarks followed by a question-and-answer session.

Before we get started, I’m going to review the Safe Harbor statement regarding today’s conference call. Please note that the discussions today will contain forward-looking statements made under the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements involve inherent risks and uncertainties. As such, the Company’s results may differ materially from the views expressed today. Further information regarding these and other risks and uncertainties are included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015, and in other documents filed with the US Securities and Exchange Commission. Kandi does not assume any obligation to update any forward-looking statements except as required under applicable law.

As a reminder, this conference call is being recorded. In addition, an audio webcast of this conference will be available on Kandi’s investor relations website.

I will now turn the call over to Kandi’s Founder, Chairman and CEO, Mr. Hu Xiaoming. I apologize to you that I have just received a message that Mr. Hu right now is having an emergency. He will try to get back to the call as soon as possible, so right now Mr. Henry Wang will speak on behalf of Mr. Hu.

Henry Wang:

Yes, Mr. Hu is already back, so you can ask Mr. Hu to continue.

Kewa Luo:

Oh, great. Mr. Hu, go ahead. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Good morning to those on the other side of the world, and good evening to those participants in Asia. Thank you for joining our first quarter 2016 earnings conference call. Today we will discuss our first quarter financial results and recent developments and give our outlook for the second quarter and full year 2016.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

In the first quarter, we had total revenues of US $50.7 million, 15.7% increase from the same quarter last year, and EV parts sales was US $46.2 million, 7.5% from the same quarter last year.

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

During this quarter, waiting for including the newly approved product list from Ministry of Industrial and Information Technology of China, or MIIT, for national subsidies and the subsequent pending of the list of vehicles entitled to purchase tax exemptions from the National Tax Bureau, it has impacted heavily to JV Company sales and also Kandi’s financial performance. After the National Tax Bureau announced a new approved list for vehicle purchase tax exemption and the JV Company’s EV products were on the list, JV has started to sell EV products starting from April 2016, although JV Company has no sales in the first quarter. I believe its EV sales will catch up in the rest of the year and achieve the full-year target. We expect to deliver 5,500 to 6,000 EV products in the second quarter and no less than 35,000 EVs for the full year. As our full-year target of 35,000 EVs, we anticipate 10,000 EVs for MPT programs while 25,000 EVs will be allocated for the direct sales channel.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The key strategy for MPT program in 2016 is to increase the EV deployment in the existing cities and enhance the business operating scale. The main targeted cities will be Hangzhou, Haikou, Kunming, Nanjing, Tianjin, and so on. The main EV products for MPT will be K17 and will also be some K12, which we believe will be very well received by the market.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

In the year of 2016, JV Company will develop more distribution channels and service stores to achieve the direct sales target of 25,000 or more EVs. Until May 2016, JV Company has established 74 service stores countrywide to cover the primary market in those important cities, some of which are shared with dealer distribution channels such as Beijing, Shanghai, Nanjing, Suzhou, Haikou, etc. Meanwhile, JV Company will also work with the distributors closely and plan to establish the strategic partnership with about four to five strategic distribution partners, including Pangda Automobile Sales Group and Henxin Automobile Group Inc.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Currently, China’s government is wrapping up its industry-wide investigation with regards to the potential violation of new energy vehicle subsidy policy. In the first quarter, the JV Company received numerous audits from the Ministry of Finance National Audit Office and inspection team of State Council. The related auditing team gave very positive comments for Kandi’s business model and MPT program. We

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very much welcome for these audits from the government agencies. As I stated before, the current investigation from the government targets to enhance the healthy development of the Chinese EV industry and it shall eventually benefit large-scale and qualified manufacturers like Kandi in the long run.

Furthermore, China’s central government has recently extended its continuous support and confidence in developing the new energy vehicle industry by enacting additional favorable policies such as no traffic controls and purchase quotas on new energy vehicles, encouraging government purchases, promoting EV car share programs, and release the credit control on new energy vehicle purchase, etc. We believe that Kandi will benefit from both policies for continuous growth.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Now, I would like to turn the call to our Chief Financial Officer, Mr. Henry Wang to give you more details on our financial highlights.

Henry Wang:

Thank you, Mr. Hu, and hello to everyone on the call. Now I would like to provide a brief overview of our financial results for the first quarter of 2016. Please note that all numbers I will discuss today are in US dollars unless otherwise noted.

First, let me walk you through for the first quarter financial results. Total net revenues for the first quarter were $50.7 million, an increase of 15.7% from $43.8 million for the same quarter of 2015. The increase in revenues was mainly due to the increase in EV parts sales and also the EV products sales in the stock. EV parts sales were approximately $46.2 million for the first quarter of 2016 or 91.2% of our total net revenues, an increase of $3.2 million or 7.5% compared with the same quarter of last year. Please note that under the JV agreement, our EV products manufacturing business was gradually transferred to the JV Company, which was completed at the end of 2014. Kandi is now primarily responsible for supplying the JV Company with EV parts while the JV Company is primarily responsible for the production of EV products. The EV products we sold in this quarter were the products in the original stock.

Our cost of goods sold was $43.9 million during the first quarter, an increase of 17.5% from $37.4 million in the same quarter of 2015. The increase was mainly due to the increase in corresponding sales. Gross profit for the first quarter was $6.7 million, an increase of 5.5% from $6.4 million for the same quarter of 2015. Gross margin decreased to 13.3% in the first quarter from 14.6% in the same quarter of 2015. Margin decrease was mainly due to one-time lower margin EV product sales happened in this quarter.

Total operating expenses in the first quarter were $8.3 million compared with $4.5 million in the same quarter of 2015. The increase in total operating expenses was due to a $4.9 million increase in stock compensation expenses. Net income was $0.1 million in the first quarter compared with $6.1 million in the same quarter of 2015. The net income decrease was heavily impacted by higher stock compensation expenses and the change of the fair value of financial derivatives, which together were $4.9 million and $1.5 million more respectively in the first quarter of 2016 compared to the same quarter of 2015.

Non-GAAP net income in the first quarter was $3.7 million, a 7.5% increase from $3.4 million in the same quarter of last year. The increase was mainly due to the revenue growth and a corporate income tax benefit incurred in this quarter.

Let me touch on the JV financials now. For the first quarter of 2016, the JV Company’s net sales was

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negative $0.5 million due to the vehicles sales discount occurred this quarter. Gross profit was negative $1.1 million and net loss was $8.1 million. We accounted for our investments in the JV Company under the equity measures of accounting as we each have a 50% ownership interest in the JV Company. As a result, we recorded 50% of the JV Company’s loss for $4 million for the first quarter of 2016. After eliminating intra-entity profits and losses, our share of after-tax losses of the JV Company was $4.8 million for this quarter.

Next, I will review the Company’s cash flow. In this quarter, cash used in operating activities was $6.2 million, compared with cash used by operating activities of $9.5 million in the same quarter of 2015. The major operating activities that provided cash for this quarter were an increase in accounts payable for $17.0 million and a decrease in accounts receivable from related party for $34.8 million. The major operating activities that used cash in this quarter were an increase in accounts receivable of $32.2 million and $15.9 million from JV Company.

Cash provided by investing activities in this quarter was $0.3 million, as the result of the repayment of notes receivable of $2.4 million by netting off the increase of short term investment for $1.5 million. Cash provided by financing activities in this quarter was $2.5 million, as the result of proceeds from notes payable for $2.1 million and also $0.4 million for warrant exercise in this quarter.

Finally, let’s take a look at our guidance. For the second quarter of 2016, Kandi expects net revenues to be in the range of $55 - $ 57 million with a gross margin in the range of 12.5% to 13.5% . For full year 2016, Kandi expects net revenues to be in the range of $270 million to $300 million. The Company also expects the JV Company to deliver 5,500-6,000 EV products in the 2nd quarter and a total of 35,000 or more EV products in the year of 2016. This outlook reflects Kandi's current view, which is subject to change.

This concludes my prepared remarks for the first quarter of 2016. Operator, now the management team is ready to take some questions, please.

Operator:

Thank you. We will now begin the question-and-answer session. To ask a question, you may press star, then one on your touchtone phone. If you’re using a speakerphone, please pick up your handset before pressing the keys. If at any time your question has been addressed and you would like to withdraw your question, please press star, then two. At this time, we will pause for a moment to assemble our roster.

Our first question will come from Steve Miller, a private investor. Please go ahead.

Steve Miller:

Hi, thanks for letting me ask a question. On April 29, the China media reported that carbon credit trading was going to being in May of this year. A bit later, I saw a second article that noted that carbon trading had started on April 27 in Hubei. Most US investors know that Tesla collected over $620 million, an incredible figure, by selling carbon credits between 2012 and 2015. It’s also been reported in China that the government expected that EV maker profits by selling carbon credits is going to replace the reduced subsidies between now and 2020.

So, I have two just short questions. The first one, can you explain to us how soon Kandi and the JV will each individually benefit from trading their carbon credits? Secondly, how soon will these carbon credit sales be available to Kandi? Thank you.

Kewa Luo:

(Chinese spoken)

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

In fact, in China a lot of organizations and related government agencies are still in discussion regarding how we should perform this carbon credit trading, and we are also trying to learn from how US does this. I believe once this is launched officially, Kandi and the joint venture company will also benefit from this.

Steve Miller:

All right, thank you.

Kewa Luo:

Thank you.

Operator:

Our next question will come from Arthur Porcari of Corporate Strategies. Please go ahead.

Arthur Porcari:

Well, I’m really surprised, Mr. Hu, and great job for the quarter. I recently put out an article and my suspicion was we might lose as much as $5 million to $7.5 million for the quarter, and—but again, another pleasant surprise. I’ve got a question here that’s going to have two parts in it. I’ll read the question, a little introduction to the question in the first part and I’ll let you answer that, and then I’ll answer the second part.

Though we’ve not seen any news announcements from the Company other just as a member of the Kandi partnership with Alibaba, ZTE, Uber China, and Minsheng Bank to create the Car Share 4.0, in the 10-K it was noted that Uber specifically has been successfully working with Kandi on a trial 200-car lease project. So, I do have two questions. The first part, recently Kandi partner Geely has announced that it had begun with a working relationship with Uber China. Why is it Kandi has not made the direct relationship announcement that we see in the 10-K available to the public in a press release, and if this is accurate, can you tell us how Kandi is working with Uber more specifically? I’ll hold for the second part.

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay, I’d like to explain this a bit more. I believe that Geely never announced such news about cooperation with Uber. From what I know, Uber has released a cooperation with Geely, but in fact what Uber means is that Uber is cooperating with the joint venture, but however there was some misunderstanding in the news release. It turns out to be Uber works with Geely, but actually it’s Uber

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works with joint venture on this 200 tryout program in Hangzhou. So, like what we have disclosed in the recent 10-K that our service company, ZZY has already successfully worked with Uber China to provide K17 electric vehicles for their business, and so far we have received a lot of very good feedback.

At the same time, we’re also working with many other service car companies and we believe there are going to be more opportunities besides working with just Uber.

Arthur Porcari:

Well, thank you. I kind of wish we would have seen an announcement in the United States in the form of a press release, but let me move onto my second part. Two days ago, Bloomberg News reported that Alibaba and Kandi were working together on a package delivery solution for China. There was even a quote from Mr. Hu in the Bloomberg—this is a Bloomberg US article. If true, when can this be announced, and is Kandi also actively working with any other members of the alliance?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Ever since the ceremony of “car share 4.0” hosted last year, we have been very actively discussing with all these alliance members, but so far there is no final agreement with anyone. Once we have made any progress, we will report to the market.

Arthur Porcari:

Thank you very much, and again, just a great delivery under the hardships that the government put on in having to re-do all the cars at the last minute. Look forward to a great year and the next few years ahead. Thank you very much. Good job.

Kewa Luo:

Thank you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Operator:

Our next question will come from Robert Lampert of Robert Lampert. Please go ahead.

Robert Lampert:

Good morning. I want to congratulate Mr. Hu on his leadership, and I think as a US investor, everyone is worried about the ethics of our company, and I must say I am really pleased. Now, to get onto my question, I believe that the showcase of China as far as reducing pollution is going to be in Haikou and Hainan province. Recently there’s been a lot of news in print and TV out of China on our new 100,000

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annual capacity facility. Both Mr. Hu is addressing the workers in this picture and the comments were attributed to Mr. Hu that work was ahead of schedule and that the actual construction of the building was going to be expected to be completed by this summer, and then the trial production by December.

So, my questions are three parts: how much do you expect this project to cost, and how will it be financed? And I’ll stop.

Kewa Luo:

Thank you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

I’d like to explain that. We are trying to work very hard to be ahead of schedule, but by August most likely we’re only going to finish building the factory. So, in order to start the production, I expect to be midyear next year.

As far as the total cost, like what we have disclosed in the 10-Q, the total production cost is about 1 billion RMB. So far, we have paid 35%, and we are going to get some loans from the local bank that will cover 30 to 40% of it, and the rest will be generated from our own cash, so it shouldn’t be very difficult, especially the payment is not required to be delivered at the same time.

Robert Lampert:

Okay. My second question has to do with what model EV will be made in Haikou and how soon—well, he answered that, in ’17, do you think sale production can begin. Well, he kind of said in the middle of the year, so just really, what model?

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Well, we want to keep it as a surprise. It’s still confidential as far as which EV models will be made in Haikou facility. We will make an announcement at a certain point when the time is appropriate. We believe that this model is going to be something the consumers are very excited about, so let’s keep this as a surprise.

Robert Lampert:

Okay, and my last question has to do with the 100,000 capacity Ragu (phon) facility started production of the K12, and if so, why has there been no public announcement?

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Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The reason you haven’t seen the official announcement is because we’re still at the testing period, and we expect to start the official production starting in Q3, so by then, you will see a public announcement.

Robert Lampert:

And again, would you relay to Mr. Hu that I congratulate him on the high ethics of our company, which you must realize is one of our American investors’ fears, so thank you again.

Kewa Luo:

Thank you very much. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Thank you.

Robert Lampert:

Okay.

Operator:

Our next question will come from Ted Schwartz of TAS Associates. Please go ahead.

Ted Schwartz:

Yes, thank you very much. In regards to the K12, I thought we were expecting to start the K12 sales this quarter, but apparently it’s going to be delayed. Do you expect any of the K12 to start this quarter, and will the K12 be added to the MPT program or only consumer sales, and if it is added to the MPT program, will it replace the K10 or be added as a fourth option? What will be the sales price of the K12?

Kewa Luo:

Okay, let’s translate two questions first. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

Okay, I really appreciate your interest in the K12. The reason K12 production delayed was because the shareholders and the Management team of the joint venture are very, very strict about all the product quality evaluation, as a result, the JV Company is planning on releasing the close to perfect vehicle to the market. That’s why it got delayed. Originally we were planning on releasing 200 K12s in May and 500 in June, but the plan got delayed; however, we still expect to deliver no less than 5,000 model K12s in the entire 2016, and we think K12 will be mostly for consumer sales but probably will also have some to target the MPT program. The sales price for this model is not confirmed yet, so once it is ready to hit the market, we will announce more details on the price.

Ted Schwartz:

All right, thank you very much. There’s one other question in reference to the K17. There appears to be two different K17 models that were approved. What’s the difference between the two?

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

These two model K17s actually have pretty much the same functionality. The only difference is one K17 has one pack of batteries, the other has two. That’s why you see two models, because government requires very strictly on the vehicle model, even you only have difference in battery packs, and they require you to apply for the new certificate for the car. But, the K17 we had before only had one pack of batteries, but in order to be in line with standard EV battery packs, we upgraded the pack of batteries into two, so this will be easier for battery maintenance and repair in the future.

Ted Schwartz:

Okay, thank you very much.

Kewa Luo:

Thank you, Ted.

Operator:

Our next question will come from John Moore, a private investor. Please go ahead.

John Moore:

Thank you. I just had a question on batteries. On the last conference call, Mr. Hu stated that a new generation battery, which I believe he called a Tianneng battery, which have been under development with Tianning Power for several years had already quietly been released and used in several thousand cars late last year. This was a surprise to shareholders since we never saw a Company announcement.

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Just a couple of questions on this battery. First, what is different with that battery compared to other EV batteries, and is it being used on all Kandi cars? Second, can Tianning sell this battery to other manufacturers, and since Kandi co-developed the battery, how does Kandi benefit from this contribution to the development? Thank you.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

This Tianneng lithium battery has higher density, offering longer driving range, and now pretty much all of our JV Company EV products use these batteries, but because they don’t have enough supply, some of our EV products also use batteries from other suppliers. To answer your second question, Tianning can sell the battery to other manufacturers but due to this R&D partnership, Kandi will always be provided with a favorable price and always be guaranteed with priority supply. In the future, when tianneng have a large volume of battery manufactured, if we cannot take all of them, they are allowed to sell it to other manufacturers.

John Moore:

Okay, thank you very much.

Kewa Luo:

Thank you.

Operator:

Our next question will come from Michael Fearenow of Focus Tech Investments. Please go ahead.

Michael Fearenow:

Yes. The government late last year announced that the cars had to be retooled, upgraded to have 100 kilometer range, and Mr. Hu further announced that all the Kandi vehicles were upgraded to meet the new government requirements as of April 1 and April 15. This really leads to a three-part question. Can you discuss what the cost was to Kandi for the upgrades and how much of the cost was shared with the joint venture? On average, do you feel the increased cost for the vehicles will be absorbed at increased purchase price on the cars? Third, due to the increased range and speed on the vehicles, do you expect that to positively increase consumer demand?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

Okay, to answer all your questions, the first, the cost for raising the minimum speed from 80 kilometers per hour to 100 kilometers per hour is not significant due to the increase in sales volume we have been having, but there are quite a bit foundation work that needs to be done. I think we are very lucky to have these all four models approved.

To answer your second question, in China the overall EV industry is growing at a very modest pace but the competition is still quite intense. I don’t think we are going to increase the sales to cover the cost of increasing the minimum speed as it’s not realistic to absorb the increased cost by the gross margin in my opinion. The improvement in the gross margin, I still think it needs to rely on the increase in the scale and decreasing the cost.

The third question, I want to clarify that there might be some misunderstanding about raising the speed and increasing the driving range. They are not equally the same thing. We are raising the speed doesn’t necessarily mean that it would increase the driving range for the EV; however, the improved functionality is very positive to the market, but doesn’t necessarily translate to the longer driving range, so just to clarify that.

Michael Fearenow:

Thank you.

Kewa Luo:

Thank you.

Operator:

Our next question will come from Frank Blatterman, a private investor. Please go ahead.

Frank Blatterman:

Yes, well good evening Mr. Hu over there in China. I am aware that BAIC has been issued an EV manufacturing license, the first one issued since the hiatus on licenses. That doesn’t surprise me at all as BAIC is a state-owned enterprise. My question is has Kandi or the JV, or both applied for such a license and is there an expected time frame when such a license might indeed be granted?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay. Frank, to answer your question, yes, the certificate we have been applying is the same as BAIC applied. The reason that right now we are still in the process is because this license requires to have 15 vehicles to pass the examination of the technology, and we have already passed that, but in addition to that examination, it also requires 30,000 kilometers testing on the road, and since every day one vehicle only can run about 100 to 200 kilometers, so it takes a bit of time to have all these 15 vehicles to pass the examination. So, please be patient. We will update the market once we have any new progress.

Frank Blatterman:

Okay, thank you.

Kewa Luo:

Thank you.

Operator:

Our next question will come from Harold Gaborit, a private investor. Please go ahead.

Harold Gaborit:

Hello. Can you give us an update as to the status of both the Kandi JV and ZZY China IPO? Also, with growing enthusiasm in China by private equity investors for pre-IPO financing of rapidly growing new generation companies, has the JV considered doing such interim financing? Thank you.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

This question is very sensitive. I cannot disclose any more details, other than that I can inform you that the JV Company is in the process of doing that, so until they have any new updates, I cannot say anything here. Please understand.

Harold Gaborit:

Thank you very much.

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Kewa Luo:

Thank you.

Operator:

Our next question will come from Joe Kreimer, a private investor. Please go ahead.

Joe Kreimer:

Thank you. It has been quite some time since Kandi announced receiving the last JV subsidy payment. On the last conference call, Mr. Hu said due to the nationwide investigation or audit covering all subsidy recipients, payments would likely be delayed until late second quarter for the 18,000 Kandi EVs sold in last year’s second half. China media has reported that the audit ended and some companies have been publicly admonished.

Question - now that that has ended, is the payment still expected by the end of next month?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

I think we can be sure that our government is going to start processing this payment very soon. Their investigation in the first quarter has definitely delayed the payment, but I have confidence that once they wrap up the investigation, they are going to start to make the payment very soon. But, since this is up to the government, the schedule is out of our control.

Joe Kreimer:

Thank you.

Operator:

Our next question will come from Walter Hill of Carty & Company. Please go ahead.

Walter Hill:

Thank you. In the 10-K there were comments that while Kandi’s formerly very profitable legacy offshore—off-road recreational sales have been winding down, the Company was working on new electric powered off-road recreational vehicles. Is this being looked at, at Kandi as a significant revenue source outside the JV, and if so, how soon and where will they be sold?

Kewa Luo:

(Chinese spoken)

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

It’s true that we are working on developing the new electric powered off-road vehicle. If it can be accepted by the market, it will be additional revenue source besides the JV, I think. We have so far finished developing all-terrain vehicles and a three-wheel off-road vehicle, but they are now under testing and we are also trying to collect some feedback from the users.

Walter Hill:

Thank you.

Operator:

Our next question will come from Larry Kaye of Tebiz. Please go ahead.

Larry Kaye:

One second. Yes. US shareholders were happy to see the change in auditors to the global firm, BDO. My question is, other than it is the same audit firm used by the JV, what was behind this decision and why was BDO selected over the other audit firms. Can you or Kewa address as to whether this will help attract analysts and funds?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Upgrading the auditor always has been on our agenda. I believe this is also what our shareholders want us to do, so after finishing the 10-K for 2015, we believe it’s the best timing to upgrade the auditor from the previous one. As you all know, BDO is a very well respected global auditing firm, and they are also among the top ranked auditing firms in the United States. I believe BDO’s quality service will benefit the Company’s future development and meet the demand for our business growth. Of course, to mention again, they are our JV Company’s auditors

To your last question, I believe that having such reputable global auditing firm will definitely help enhance the credibility of our financial reporting and provide both analyst and institutional funds’ confidence in our Company. Ever since we upgraded to BDO, we have had a lot of analysts and funds contacting us to request for a factory visit or a meeting with Management, so we do believe that’s definitely going to bring a very positive impact to the Company.

Larry Kaye:

Thank you.

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Operator:

Ladies and gentlemen, this will conclude our question-and-answer session. I would like to turn the conference back over to Mr. Hu for any closing remarks.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Thank you ladies and gentlemen for attending Kandi’s 2016 first quarter earnings call. In closing, please allow me to represent the Board of Directors and the Management team at Kandi Technology Group to reaffirm our commitment. We will continue to work diligently to maximize shareholder value by focusing on growth our EV business strategically while delivering strong operational results.

Thank you very much for your support. We look forward to talking with you next quarter. If you have any additional questions, please don’t hesitate to contact our investor relations or contact the Management team directly. Thank you, goodbye.

Operator:

The conference has now concluded. Thank you for attending today’s presentation. You may now disconnect.

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